EXHIBIT (k)(6)

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             Book-Entry-Only Auction-Rate/Money Market Preferred/
                      and Remarketed Preferred Securities

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                           Letter of Representations
                 [To be Completed by Issuer and Trust Company]

                     MUNIYIELD MICHIGAN INSURED FUND, INC.
                   -----------------------------------------
                               [Name of Issuer]

                             The Bank of New York
                   -----------------------------------------
                            [Name of Trust Company]

                                                                        , 2004
                                                                 -------------
                                                                    [Date]

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street 49th Floor
New York, NY  10041-0099

      Re:   MUNIYIELD MICHIGAN INSURED FUND, INC.
            --------------------------------------------------------------
            Issuance of Auction Market Preferred Shares ("AMPS"),
            --------------------------------------------------------------
            Series D [         ]
            --------------------------------------------------------------
            [Issue description, including CUSIP number (the "Securities")]

Ladies and Gentlemen:

      This letter sets forth our understanding with respect to certain matters relating to the Securities. Trust Company shall act as transfer agent, registrar, dividend disbursing agent, redemption agent or other such agent with respect to the Securities. The Securities have been issued pursuant to a prospectus, private placement memorandum, or other such document authorizing
the issuance of the Securities dated                  , 2004 (the "Document").
                                     ------------------------
*                                  is distributing the Securities through the
----------------------------------
["Underwriter/Placement Agent"]
Depository Trust Company ("DTC").

      The Depository Trust Company is herein referred to as "DTC".



* Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated

      To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trust Company make the following representations to DTC:

      1.    Prior to closing on the Securities on        , 2004 there shall be
                                                  -------------
deposited with DTC one or more Security certificates registered in the name of DTC's nominee, Cede & Co., which represents 100% of the offering value of the Securities. Said certificate(s) shall remain in DTC's custody as provided in the Document. If, however, the aggregate principal amount of the Securities exceeds $400 million, one certificate shall be issued with respect to each $400 million of principal amount and an additional certificate shall be issued with respect to any remaining principal amount. Each Security certificate shall bear the following legend:

            Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

      2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its participants ("Participants") or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

      3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC no fewer than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Reorganization Department, Proxy Unit at (212) 855-5181 or (212) 855-5182. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5202. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Supervisor, Proxy Unit
                        Reorganization Department
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY  10041-0099


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      4.    In the event of a full or partial redemption of the Securities,
Issuer or Trust Company shall send a notice to DTC specifying: (a) the number of Securities to be redeemed; and (b) the date such notice is to be distributed to Security holders (the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trust Company shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be no fewer than 30 days nor more than 60 days prior to the redemption date. Notices to DTC pursuant to this Paragraph by telecopy shall be directed to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Call Notification Department
                        The Depository Trust Company
                        711 Stewart Avenue
                        Garden City, NY  11530-4719

      5. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Trust Company to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be directed to DTC's Reorganization Department at (212) 855-5488. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (212) 855-5290. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Reorganization Department
                        Reorganization Window
                        The Depository Trust Company
                        55 Water Street 50th Floor
                        New York, NY  10041-0099

      6. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

      7. The Document indicates that the dividend rate for the Securities may vary from time to time. Absent other existing arrangements with DTC, Issuer or Trust Company shall give DTC notice of each such change in the dividend rate, on the same day that the new rate is determined, by telephoning DTC's Dividend Announcement Section at (212) 855-4550, or by telecopy sent to
(212) 855-4555. Such verbal or telecopy notice shall be followed by prompt written confirmation sent by a secure means (e.g., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession


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


no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use and timeliness of such notice.) Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be sent to:

                        Manager, Announcements
                        Dividend Department
                        The Depository Trust Company
                        55 Water Street 25th Floor
                        New York, NY  10041-0099

      8. The Document indicates that each purchaser of Securities must sign a purchaser's letter which contains provisions restricting transfer of the Securities purchased. Issuer and Trust Company acknowledge that as long as Cede & Co. is the sole record owner of the Securities, Cede & Co. shall be entitled to all voting rights applicable to the Securities and to receive the full amount of all dividends, liquidation proceeds, and redemption proceeds payable with respect to the Securities, even if the credits of Securities to the DTC accounts of any DTC Participant result from transfers or failures to transfer in violation of the provisions of the purchaser's letter. Issuer and Trust Company acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to the full benefits of ownership of such Securities. Without limiting the generality of the preceding sentence, Issuer and Trust Company acknowledge that DTC shall treat any Participant having Securities credited to its DTC accounts as entitled to receive dividends, distributions, and voting rights, if any, in respect of Securities and, subject to Paragraphs 12 and 13, to receive certificates evidencing Securities if such certificates are to be issued in accordance with Issuer's certificate of incorporation. (The treatment by DTC of the effects of the crediting by it of Securities to the accounts of Participants described in the preceding two sentences shall not affect the rights of Issuer, participants in auctions relating to the Securities, purchasers, sellers, or holders of Securities against any Participant.) DTC shall not have any responsibility to ascertain whether any transfer of Securities is made in accordance with the provisions of the purchaser's letter.

      9. Issuer or Trust Company shall provide a written notice of dividend payment and distribution information to DTC as soon as the information is available. Issuer or Trust Company shall provide this information to DTC electronically, as previously arranged by Issuer or Trust Company and DTC, as soon as the information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Trust Company and DTC, such information shall be sent by telecopy to DTC's Dividend Department at (212) 855-4555 or (212) 855-4556, and receipt of such notices shall be confirmed by telephoning (212) 855-4550. Notices to DTC pursuant to this Paragraph, by mail or by any other means, shall be addressed as indicated in Paragraph 7.

      10. Dividend payments and distributions shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date, dividend and distribution payments due Trust Company, or at such earlier time as may be required by Trust Company to guarantee that DTC shall receive payment in same-day funds no later than


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


2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Trust Company and DTC, such funds shall be wired to the Dividend Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      11. Issuer or Trust Company shall provide DTC, no later than 12:00 noon (Eastern Time) on each payment date, automated notification of CUSIP-level detail. If the circumstances prevent the funds paid to DTC from equaling the dollar amount associated with the detail payments by 12:00 noon (Eastern Time), Issuer or Trust Company must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. (Eastern Time). Reconciliation must be provided by either automated means or written format. Such reconciliation notice, if sent by telecopy, shall be directed to DTC's Dividend Department at (212) 855-4633, and receipt of such reconciliation notice shall be confirmed by telephoning (212) 855-4430.

      12. Redemption payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern
Time) on the payment date all such redemption payments due Trust Company, or at such earlier time as required by Trust Company to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Trust Company and DTC, such funds shall be wired to the Redemption Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      13. Reorganization payments and CUSIP-level detail resulting from corporate actions (such as tender offers, remarketings, or mergers) shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Issuer shall remit by 1:00 p.m. (Eastern Time) on the payment date all such reorganization payments due Trust Company, or at such earlier time as required by Trust Company to guarantee that DTC shall receive payment in same-day funds no later than 2:30 p.m. (Eastern Time) on the payment date. Absent any other arrangements between Issuer or Trust Company and DTC, such funds shall be wired to the Reorganization Deposit Account number that will be stamped on the signature page hereof at the time DTC executes this Letter of Representations.

      14. DTC may direct Issuer or Trust Company to use any other number or address as the number or address to which notices or payments may be sent.

      15. In the event of a redemption acceleration, or any similar transaction (e.g., tender made and accepted in response to Issuer's or Trust Company's invitation) necessitating a reduction in the number of Securities outstanding, or an advance refunding of part of the Securities outstanding DTC, in its discretion: (a) may request Issuer or Trust Company to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Trust Company prior to payment, if required.

      16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Trust Company shall notify DTC of the


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


availability of certificates. In such event, Issuer or Trust Company shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

      17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trust Company (at which time DTC will confirm with Issuer or Trust Company the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request, Issuer and Trust Company shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

      18. Issuer hereby authorizes DTC to provide to Trust Company listings of Participants' holdings, known as Security Position Listings ("SPLs") with respect to the Securities from time to time at the request of Trust Company. Issuer also authorizes DTC, in the event of a partial redemption of Securities, to provide Trust Company, upon request, with the names of those Participants whose positions in Securities have been selected for redemption by DTC. DTC will use its best efforts to notify Trust Company of those Participants whose positions in Securities have been selected for redemption by DTC. Issuer authorizes and instructs Trust Company to provide DTC with such signatures, examples of signatures, and authorizations to act as may be deemed necessary or appropriate by DTC to permit DTC to discharge its obligations to its Participants and appropriate regulatory authorities. DTC charges a customary fee for such SPLs. This authorization, unless revoked by Issuer, shall continue with respect to the Securities while any Securities are on deposit at DTC, until and unless Trust Company shall no longer be acting. In such event, Issuer shall provide DTC with similar evidence, satisfactory to DTC, of the authorization of any successor thereto so to act. Requests for SPLs shall be directed to the Proxy Unit of DTC's Reorganization Department at
(212) 855-5181 or (212) 855-5182. Receipt of such requests shall be confirmed by telephoning (212) 855-5202. Delivery by mail or by any other means, with respect to such SPL request, shall be directed to the address indicated in Paragraph 3.

      19. Nothing herein shall be deemed to require Trust Company to advance funds on behalf of Issuer.

      20. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

      21. This Letter of Representations shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

      22. The sender of each notice delivered to DTC pursuant to this Letter of Representations is responsible for confirming that such notice was properly received by DTC.

      23. Issuer recognizes that DTC does not in any way undertake to, and shall not have any responsibility to, monitor or ascertain the compliance of any transactions in the Securities with the following, as amended from time to time: (a) any exemptions from registration under the Securities Act of 1933;
(b) the Investment Company Act of 1940; (c) the Employee Retirement Income Security Act of 1974; (d) the Internal Revenue Code of 1986; (e) any rules of


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


any self-regulatory organizations (as defined under the Securities Exchange Act of 1934); or (f) any other local, state, or federal laws or regulations thereunder.

      24. Issuer and Trust Company shall comply with the applicable requirements stated in DTC's Operational Arrangements, as they may be amended from time to time. DTC's Operational Arrangements are posted on DTC's website at "www.DTC.org."

      25. The following rider(s), attached hereto, are hereby incorporated into this Letter of Representations:

                                  Schedule A
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                                  Schedule B
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                                  Schedule C
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


Notes:
-----

A.    If there is a Trust Company (as
defined in this Letter of
Representations), Trust Company, as well as Issuer, must sign this Letter. If there is no Trust Company, in signing this Letter Issuer itself undertakes to perform all of the obligations set forth herein.

B.    Schedule B contains statements
that DTC believes accurately describe
DTC, the method of effecting book-entry
transfers of securities distributed
through DTC, and certain related
matters.

                                         Very truly yours,


                                         MUNIYIELD MICHIGAN INSURED FUND, INC.
                                         -------------------------------------
                                                         [Issuer]

                                         By:
                                             ---------------------------------
                                             [Authorized Officer's Signature]

                                         THE BANK OF NEW YORK
                                         -------------------------------------
                                                     [Trust Company]

                                         By:
                                             ---------------------------------
                                             [Authorized Officer's Signature]



Received and Accepted:
THE DEPOSITORY TRUST COMPANY



By:
   ---------------------------------






cc:   Underwriter
      Underwriter's Counsel





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                                                                    SCHEDULE A
                                                                    ----------

            MUNIYIELD MICHIGAN INSURED FUND, INC.; Auction Market Preferred
            --------------------------------------------------------------
            Stock, Series D
            ----------------
                               [Describe Issue]



CUSIP Number                        Share Total             Value ($Amount)
------------                        -----------             ---------------
Series D [             ]              1000                    25,000,000




















                                      -9-
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                                                                    SCHEDULE B
                                                                    ----------

                       SAMPLE OFFERING DOCUMENT LANGUAGE
                      DESCRIBING BOOK-ENTRY-ONLY ISSUANCE
                      -----------------------------------
(Prepared by DTC--bracketed material may be applicable only to certain issues)

      1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Security certificate will be issued for each issue of the Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $400 million, one certificate will be issued with respect to each $400 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

      2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Direct and Indirect Participants are on file with the Securities and Exchange Commission.

      3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

      4. To facilitate subsequent transfers, all Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other


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


name as may be requested by an authorized representative of DTC. The deposit of Securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. [Beneficial Owners of Securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the Securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. Beneficial Owners of Securities may wish to ascertain that the nominee holding the Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners, or in the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.]

      6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      7. Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

      [9.   A Beneficial Owner shall give notice to elect to have its
Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Securities to [Tender/Remarketing] Agent's DTC account.]

      10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

      11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

      12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.





















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


                                                                    SCHEDULE C
                                                                    ----------



                                [LOGO OMITTED]



    Representations for Securities Held with a Custodian on Behalf of DTC--
                to be included in DTC Letter of Representations
                -----------------------------------------------

      The Security certificate(s) shall remain in Agent's(1) custody as a "Balance Certificate" subject to the provisions of the Balance Certificate Agreement between Agent and DTC currently in effect.

      On each day on which Agent is open for business and on which it receives an instruction originated by a DTC participant ("Participant") through DTC's Deposit/Withdrawal at Custodian ("DWAC") system to increase the Participant's account by a specified number of shares, units, or obligations (a "Deposit Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Deposit Instruction through the DWAC system.

      On each day on which Agent is open for business and on which it receives an instruction originated by a Participant through the DWAC system to decrease the Participant's account by a specified number of shares, units, or obligations (a "Withdrawal Instruction"), Agent shall, no later than 6:30 p.m. (Eastern Time) that day, either approve or cancel the Withdrawal Instruction through the DWAC system.

      Agent agrees that its approval of a Deposit or Withdrawal Instruction shall be deemed to be the receipt by DTC of a new reissued or reregistered certificated security on registration of transfer to the name of Cede & Co. for the quantity of securities evidenced by the Balance Certificate after the Deposit or Withdrawal Instruction is effected.

      Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.


------------------------
(1) Agent shall be defined as Depositary, Trustee, Trust Company, Issuing Agent and/or Paying Agent as such definition applies in the DTC Letter of Representations to which this rider may be attached.







                                     -13-